CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-281241) of Virtus Stone Harbor Emerging Markets Income Fund of our report dated January 24, 2025 relating to the financial statements and financial highlights which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 10, 2025